UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2012

TriQuint Semiconductor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 615-9000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 2, 2012, TriQuint Semiconductor, Inc. (the “Company”) held its Annual Meeting of Stockholders in Hillsboro, Oregon. The Company solicited votes by proxy pursuant to proxy solicitation materials first distributed to our stockholders on or about March 22, 2012. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission, and a statement of the number of votes cast for, withheld and against and the number abstentions and broker non-votes:

1.
The election of Charles Scott Gibson, David H.Y. Ho, Nicolas Kauser, Ralph G. Quinsey, Dr. Walden C. Rhines, Steven J. Sharp and Willis C. Young as directors of the Company until the next Annual Meeting of Stockholders or until their successors are elected:

Nominee	For	Against	Abstain	Broker Non-Votes
Charles Scott Gibson	97,631,447	4,844,661	169,394	45,469,045
David H.Y. Ho	98,478,431	3,984,749	182,322	45,469,045
Nicolas Kauser	99,841,949	2,631,679	171,874	45,469,045
Ralph G. Quinsey	100,704,925	1,778,619	161,958	45,469,045
Dr. Walden C. Rhines	98,739,947	3,727,531	178,024	45,469,045
Steven J. Sharp	100,814,563	1,674,049	156,890	45,469,045
Willis C. Young	100,912,080	1,563,832	169,590	45,469,045

2.	The ratification of the audit committee's appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain
145,436,046	2,373,231	305,270

3.    The approval of the TriQuint 2012 Incentive Plan:

For	Against	Abstain	Broker Non-Votes
62,171,644	39,259,288	1,214,570	45,469,045

4.    The approval, by non-binding vote, of executive compensation:

For	Against	Abstain	Broker Non-Votes
95,053,919	6,311,901	1,279,682	45,469,045

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Steven J. Buhaly
Steven J. Buhaly
Chief Financial Officer

Date: May 7, 2012